Exhibit 21.1
CME Group Subsidiaries

Name of Subsidiary*	Jurisdiction of Incorporation or Organization
Board of Trade of the City of Chicago, Inc.	Delaware
CBOT Market Data Services LLC	Delaware
CBOT Singapore PTE LTD	Singapore
C-B-T Corporation	Delaware
Chicago Mercantile Exchange Inc.	Delaware
Chicago Mercantile Exchange Korea Inc.	Republic of Korea
Chicago Mercantile Exchange Luxembourg Holdings S.à.r.l.	Luxembourg
Chicago Mercantile Exchange Luxembourg S.à.r.l.	Luxembourg
CME ECM Inc.	Delaware
CME Alternative Marketplace Inc.	Delaware
CME BD Services Inc.	Delaware
CME Clearing Europe Limited	United Kingdom
CME Europe Limited	United Kingdom
CME FX Marketplace Inc.	Delaware
CME Global Marketplace Inc.	Delaware
CME Group Asia Holdings PTE. LTD.	Singapore
CME Group Hong Kong Limited	Hong Kong
CME Group Index Holdings LLC	Delaware
CME Group Index Services Germany GMBH	Germany
CME Group Index Services LLC	Delaware
CME Group Index Services Singapore PTE LTD	Singapore
CME Group Index Services UK Limited	United Kingdom
CME Group Japan Kabushiki Kaisha	Japan
CME Group Marketing Canada Inc.	Canada
CME Group Strategic Investments LLC	Delaware
CME Information Services (Beijing) Co., Ltd.	Peoples Republic of China
CME Marketing Europe Limited	United Kingdom
CME Operations Limited	United Kingdom
CME Swaps Marketplace Ltd.	United Kingdom
CME Technology and Support Services Limited	Northern Ireland
CMEG Brazil 1 Participações Ltda.	Brazil
CMEG Brazil Investments 1 LLC	Delaware
CMEG Brazil Investments 2 LLC	Delaware
CMEG Foundation Services Inc.	Delaware
CMEG MEXICO S. de R.L. de C.V	Mexico
CMEG NYMEX Holdings Inc.	Delaware
CMEG Strategtic Sdn. Bhd.	Malaysia
CMESCC Inc.	Delaware
Commodity Exchange, Inc.	New York
ConfirmHub, LLC	Delaware
Credit Market Analysis Ltd.	United Kingdom
Credit Market Analysis USA Inc.	Delaware
Elysian Systems Limited	United Kingdom

Financial Data Exchange Ltd.	United Kingdom
GFX Corporation	Illinois
New York Mercantile Exchange, Inc.	Delaware
QuoteVision Ltd.	United Kingdom
Swapstream Limited	United Kingdom

*Inactive subsidiaries and subsidiaries in the process of liquidation have been excluded.